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                                                                     Exhibit 8.1

                      [HOGAN & HARTSON L.L.P. LETTERHEAD]

                               December 29, 1998



Host Marriott Corporation
10400 Fernwood Road
Bethesda, MD 20817

Ladies and Gentlemen:

     We have acted as tax counsel to Host Marriott Corporation, a Maryland corporation ("Host REIT"), and Host Marriott, L.P., a Delaware limited partnership (the "Operating Partnership"), in connection with the filing by Host REIT of the Registration Statement on Form S-3 with the Securities and Exchange Commission (the "Registration Statement," which includes a prospectus of Host REIT (the "Prospectus")) relating to the proposed public offering of up to 10,000,000 shares of common stock, $1.00 par value per share, issuable in connection with Host REIT's Dividend Reinvestment Plan.

     In connection with the filing of the Registration Statement, we have been asked to provide you with the opinions on certain federal income tax matters set forth in this letter.

BASES FOR OPINIONS

     The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the "IRS"), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue merely represents counsel's best judgment with respect to the probable outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.
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Host Marriott
December 29, 1998
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     In rendering the following opinions, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including the following:

     (1) the Proxy Statement/Prospectus which is part of the Registration Statement filed by Host REIT with the Securities and Exchange Commission on Form S-4 (File No. 333-64793) (the "Merger Proxy");

     (2) the Registration Statement, and the Form 8-K of Host REIT filed with the Securities and Exchange Commission on December 29, 1998, which is incorporated by reference into the Registration Statement (the "Form 8-K");

     (3) the proposed form of Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, to be dated as of December 30, 1998;

     (4) the form of Articles of Amendment and Restatement of Articles of Incorporation of Host REIT, to be filed with the State Department of Assessments and Taxation of Maryland on December 29, 1998, and the Bylaws of Host REIT, as amended;

     (5) the Articles of Incorporation of Crestline Capital Corporation, a Maryland corporation ("Crestline"), dated November 9, 1998, and the Bylaws of Crestline;

     (6) the partnership agreement of each partnership and the operating agreement of each limited liability company in which either Host REIT or the Operating Partnership has a direct or indirect interest (the "Subsidiary Partnerships");

     (7) the contribution agreement relating to the Blackstone Acquisition, dated April 16, 1998, as amended;

     (8) the leases (the "Leases") pursuant to which the Operating Partnership and certain Subsidiary Partnerships lease virtually all of the hotels in which the Operating Partnership has a direct or indirect interest (the "Hotels"),
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Host Marriott
December 29, 1998
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the majority of which will be leased to subsidiaries of Crestline (the
"Lessees"), and the term sheet for each Lease;

     (9) the Certificate of Incorporation, dated December 3, 1998, and the Bylaws, dated December 14, 1998, of Fernwood Hotel Assets, Inc. ("Fernwood"), and the Amended and Restated Certificate of Incorporation, dated December 3, 1998, and the Bylaws, dated December 14, 1998, of Rockledge Hotel Properties, Inc. ("Rockledge," and together with Fernwood and any other similarly structured corporation, the "Non-Controlled Subsidiaries");

     (10) the form of Declaration of Trust for the Host Marriott Statutory Employee/Charitable Trust, a Delaware business trust (the "Host
Employee/Charitable Trust"), to be dated December 30, 1998, and the form of Declaration of Trust for the Host Marriott Employees' Trust, a common law trust formed under Maryland law, to be dated December 30, 1998;

     (11) the general form of the Consent, Assignment, Assumption and Amendment of Management Agreement proposed to be entered into by and among the owner of each Hotel, the lessee under the applicable Lease, and the manager of the Hotel, which agreement relates to the impact of the applicable Lease and management agreement on the relationship among the parties to the agreement (the "Owners Agreement"); and

     (12) any other documents as we deemed necessary or appropriate.

     The opinions set forth in this letter also are premised on certain written factual representations of Host Marriott Corporation, a Delaware corporation ("Host"), Host REIT and the Operating Partnership contained in a letter to us dated December 29, 1998, regarding the organization, ownership and operations (including the income, assets, businesses, liabilities, properties and accumulated undistributed earnings and profits) of Host REIT, the Operating Partnership, the Subsidiary Partnerships, the Non-Controlled Subsidiaries, the Host Employee/Charitable Trust, and Crestline and the Lessees (the "Representation Letter").

     For purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in any of the above-referenced documents, including the Merger Proxy, the Registration Statement, the Form 8-K and the Representation Letter. We consequently have relied upon representations
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Host Marriott
December 29, 1998
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in the Representation Letter that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein, or other assumptions set forth herein.

     In this regard, we have assumed with your consent the following:

     (i) that all of the representations and statements set forth in the documents that we reviewed (including the Representation Letter) are true and correct and will continue to be true and correct, that any representation or statement made as a belief or made "to the knowledge of" or similarly qualified is correct and accurate and will continue to be correct and accurate without such qualification, and that all of the obligations imposed by any such documents on the parties thereto have been and will continue to be performed or satisfied in accordance with their terms;

     (ii) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

     (iii) that any documents as to which we have reviewed only a form will be duly executed without material changes from the form reviewed by us, and in particular that the Owners Agreement actually entered into with respect to each Hotel will be consistent, in all material respects, with the form of the Owners Agreement that we have reviewed in terms of the allocation of rights and responsibilities with respect to the applicable management agreement between the applicable lessor and the applicable lessee;

     (iv) that the Blackstone Acquisition, the Partnership Mergers and the Private Partnership Transactions (all as defined in the Merger Proxy) will be completed, in all material respects, as described in the Merger Proxy, and that the capitalization of the Non-Controlled Subsidiaries will be completed and the issuance of the voting and nonvoting stock of the Non-Controlled Subsidiaries will take place as described in the Merger Proxy;

     (v) that each of Host REIT, the Operating Partnership, the Subsidiary Partnerships, Crestline, the Non-Controlled Subsidiaries, and the Lessees has
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Host Marriott
December 29, 1998
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been and will continue to be operated in the manner described in the relevant partnership agreement, limited liability company operating agreement, articles of incorporation or other organizational documents and in the Registration Statement and Form 8-K, and that the Host Employee/Charitable Trust will be operated in the manner described in its declaration of trust and in the Registration Statement and Form 8-K;

     (vi) that each of Host REIT, the Operating Partnership, the Subsidiary Partnerships, Crestline, the Non-Controlled Subsidiaries, and the Lessees was duly incorporated or organized and is and will continue to be validly existing under the applicable law, and that the Host Employee/Charitable Trust will be duly formed under Delaware law;

     (vii) as represented by Host REIT and the Operating Partnership, that each of the Leases will be enforced at all times in accordance with its terms, and that each of the lessors and lessees under the Leases will act at all times in accordance with the terms thereof;

     (viii) that the lessor and lessee under each Lease have not entered and will not enter into any agreement with a secured lender that would have the effect of negating their respective rights and responsibilities as landlord and tenant pursuant to such Lease;

     (ix) as represented by Host REIT and the Operating Partnership, that there are and will be no agreements or understandings between Host REIT or the Operating Partnership, on the one hand, and the Host Employee/Charitable Trust, which owns 100% of the voting stock of each Non-Controlled Subsidiary, or either of the Non-Controlled Subsidiaries themselves, on the other hand, that are inconsistent with the Host Employee/Charitable Trust being considered to be both the record and beneficial owner of more than 90% of the outstanding voting stock of each of the Non-Controlled Subsidiaries; and

     (x) as represented by Host REIT and the Operating Partnership, no member of the Marriott family, or any entity in which any member of the Marriott family owns an interest, nor any other shareholder of Host REIT owns or will own (determined by taking into account the attribution rules under Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code) more than 9.9% by value of Host REIT.
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Host Marriott
December 29, 1998
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     Any variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Merger Proxy, the Registration Statement, the Form 8-K and the Representation Letter) may adversely affect the conclusions stated herein.

OPINIONS

     Based upon, subject to, and limited by the assumptions and qualifications set forth herein (including those set forth below), we are of the opinion that:

     1. Beginning with its taxable year commencing January 1, 1999, Host REIT will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

     2. The discussion in the Prospectus under the heading "Description of the Plan--Federal Income Tax Consequences to Participants," and the discussion in the Form 8-K under the heading "Federal Income Tax Considerations," to the extent that they describe matters of federal income tax law, are correct in all material respects.


                                   * * * * *

     Host REIT's ability to qualify as a REIT depends in particular upon whether each of the Leases is respected as a lease for federal income tax purposes. If one or more Leases are not respected as leases for federal income tax purposes, Host REIT may fail to qualify as a REIT. The determination of whether the Leases are leases for federal income tax purposes is highly dependent on specific facts and circumstances. For example, the rental provisions of the Leases and the other terms thereof must conform with normal business practice and not be used as a means to base the rent paid on the income or profits of the lessees. In delivering the opinion set forth above that Host REIT's proposed method of operation (as described in the Representation Letter) will enable Host REIT to meet the requirements for qualification and taxation as a REIT for its taxable year commencing January 1, 1999 and subsequent taxable years, we expressly rely upon, among other things, Host REIT's representations as to various factual matters with respect to the Leases, including representations as to the commercial reasonableness of the economic and other terms of the Leases, the intent and economic expectations of the parties to the Leases, the allocation of various
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Host Marriott
December 29, 1998
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economic risks between the parties to the Leases, taking into account all surrounding facts and circumstances, the conformity of the rental provisions and other terms of the Leases with normal business practice, and the conclusion that, except in connection with any leases that Host REIT acknowledges will not qualify as producing "rent from real property" under the Code, such terms are not being used as a means to base the rent paid on the income or profits of the lessees. We express no opinion as to any of the economic terms of the Leases, the commercial reasonableness thereof, or whether the actual economic relationships created thereby are such that the Leases will be respected for federal income tax purposes or whether the rental and other terms of the Leases conform with normal business practice (and are not being used as a means to base the rent paid on the income or profits of the lessees).

     Host REIT's ability to qualify as a REIT for its taxable year commencing January 1, 1999 also depends upon Host REIT not having as of December 31, 1999 any "earnings and profits" accumulated in any prior taxable year of Host REIT, Host, or any of its predecessors or subsidiaries (which would be based on the consolidated earnings and profits of Host (including each of its predecessors) accumulated from 1929, the first year that the predecessor of Host was a "C" corporation, through and including Host's 1998 taxable year). The calculation of "earnings and profits" depends upon a number of factual and legal interpretations related to the activities and operations of Host and its corporate affiliates during its entire corporate existence and is subject to review and challenge by the IRS. Host REIT has represented to us for purposes of our opinions that Host REIT will have distributed by the close of its taxable year commencing January 1, 1999 any "earnings and profits" accumulated in any prior taxable year of Host REIT or any of its predecessors or subsidiaries. There can be no assurance, however, that the IRS will not examine the tax returns of Host REIT's predecessors and their affiliates for all years prior to 1999 and propose adjustments to increase their taxable income, which could result in Host REIT being considered to have undistributed "earnings and profits" at the close of its taxable year commencing January 1, 1999, in which event Host REIT would not qualify as a REIT for such year. We express no opinion as to Host REIT's current and accumulated "earnings and profits" or whether Host REIT will be considered to have undistributed "earnings and profits" at the close of 1999.

     Host REIT's qualification and taxation as a REIT depends upon Host REIT's ability to meet on an ongoing basis (through actual annual operating results, distribution levels, diversity of share ownership and otherwise) the
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Host Marriott
December 29, 1998
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various qualification tests imposed under the Code and described in the discussion in the Form 8-K under the heading "Federal Income Tax Considerations." We have relied upon representations of Host REIT and the Operating Partnership with respect to these matters (including those set forth in the Merger Proxy, the Representation Letter, the Registration Statement and the Form 8-K) and will not review Host REIT's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of Host REIT's operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

     For a discussion relating the law to the facts, and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues in the section of the Form 8-K under the heading "Federal Income Tax Considerations."

     We assume no obligation to advise you of any changes in our opinions subsequent to the delivery of this opinion letter.

     This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues. This opinion letter has been prepared exclusively for your use in connection with the filing of the Registration Statement, is not intended and should not be used for any other purposes, and should not be quoted in whole or in part or otherwise be referred to, or filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. We do, however, consent to the inclusion of this opinion letter as an exhibit to the Prospectus. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933.



                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    Hogan & Hartson L.L.P.